Exhibit 10.1

Niall Tuckey	Citibank Europe plc
Vice President	1 North Wall Quay
ILOC Product	Dublin 1, Ireland

Tel +353 (1) 622 7430
Fax +353 (1) 622 2741
Niall.Tuckey@Citi.com

FROM:	Citibank Europe plc (the “CEP”)

TO:

AXIS Specialty Limited; AXIS Re Limited; AXIS Specialty Europe Limited; AXIS

Insurance Company; AXIS Surplus Insurance Company; AXIS Specialty Insurance

Company and AXIS Reinsurance Company (the “Companies”; each, a “Company”)

DATE:	27 January 2012

Ladies and Gentlemen,

Insurance Letters of Credit – Master Agreement dated 14 May 2010 between (1) CEP and (2) the Companies regarding a committed letter of credit facility in a maximum aggregate amount of USD 750,000,000 and as may be amended, varied, supplemented, novated or assigned as the case may be (the “Master Agreement”).

1.	We refer to the Master Agreement. Defined terms used in this letter shall have the meanings given to them in the Master Agreement (including where defined in the Master Agreement by reference to another document).

2.	CEP and the Companies agree, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, that as effective from the date of this letter, all references to “Companies” in the Committed Facility Letter shall be deemed to mean AXIS Specialty Limited; AXIS Re Limited; AXIS Specialty Europe Limited; AXIS Insurance Company; AXIS Surplus Insurance Company and AXIS Reinsurance Company.

3.	Except as expressly amended by this letter, the Master Agreement remains unmodified and in full force and effect. In the event of a conflict or inconsistency between the terms of this letter and the terms of the Master Agreement, the terms of this letter shall prevail.

4.	This letter may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement. This letter and any non-contractual obligations arising in connection with it shall be governed by English law.

5.	Please indicate your agreement to the foregoing by countersigning the attached copy of this letter and returning the same to us.

[signature pages follow]

Citibank Europe plc

Directors: Aidan M Brady, Mark Fitzgerald, Jim Farrell, Bo J. Hammerich (Sweden), Brian Hayes, Mary Lambkin, Frank McCabe, William J. Mills (USA),

Terence O’Leary (U.K.), Cecilia Ronan, Patrick Scally, Christopher Teano (U.S.A.), Francesco Vanni d’Archirafi (Italy), Tony Woods.

Registered in Ireland: Registration Number 132781. Registered Office: 1 North Wall Quay, Dublin 1.

Ultimately owned by Citigroup Inc., New York, U.S.A.

Citibank Europe plc is regulated by the Central Bank of Ireland

For and on behalf of

Citibank Europe plc

Name:	/s/ Peadar MacCanna
Title:	Director

We agree to the terms set out in this letter.

For and on behalf of

AXIS Specialty Limited

Name:	/s/ Jose Osset
Title:	SVP, Treasurer

For and on behalf of

AXIS Re Limited

Name:	/s/ Tim Hennessy
Title:	EVP, CEO

For and on behalf of

AXIS Specialty Europe Limited

Name:	/s/ Tim Hennessy
Title:	EVP, Director

For and on behalf of

AXIS Insurance Company

Name:	/s/ Andrew Weissert
Title:	General Counsel

For and on behalf of

AXIS Surplus Insurance Company

Name:	/s/ Andrew Weissert
Title:	General Counsel

For and on behalf of

AXIS Specialty Insurance Company

Name:	/s/ Andrew Weissert
Title:	General Counsel

For and on behalf of

AXIS Reinsurance Company

Name:	/s/ Andrew Weissert
Title:	General Counsel